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                                                                    Exhibit 21.1

                         Subsidiaries of the Registrant

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Name                                                        State of Incorporation     Foreign Qualifications
- ----------------------------------------------------------  ----------------------   ---------------------------

DentalCo Management Services of Maryland, Inc.               Maryland                Virginia

DentalCo Provider Network, Inc.                              Colorado                None

DentalCo Management Services of Missouri, Inc.               Maryland                Missouri, Michigan, Indiana

The Dental Center, Inc.                                      Indiana                 Michigan

The Dental Center Adult, Inc.                                Indiana                 None

Nanston, Inc.                                                Maryland                Georgia, North Carolina

Nanston-North Carolina, Inc.                                 North Carolina          None

DentalCo of North Carolina, Inc.                             Maryland                North Carolina

DentalCo Modern Acquisition Corp.                            Maryland                None

DentalCo Management Services of New Jersey, Inc.             Maryland                New Jersey

DentalCo Management Services of Pennsylvania, Inc.           Maryland                Pennsylvania

Total Dental Plan, Inc.                                      Maryland                None

HealthMaster Information Technologies, Inc.                  Maryland                None
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